Exhibit 10.3

RESTRICTED STOCK AGREEMENT

GRANTED TO	GRANT DATE	NUMBER OF SHARES OF RESTRICTED STOCK	SOCIAL SECURITY NUMBER

[Name] [Street] [City], [State] [Postal]	/ /20	[ ]	[SSN]

1.	This Grant. Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), hereby grants to the non-employee director named above (the “Director”), as of the above grant date and on the terms and conditions set forth in this restricted stock agreement (the “Agreement”) and in the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, as amended from time to time (the “Plan”), the number of shares of restricted stock set forth above (the “Shares”).

2.	Restricted Period. The Shares are subject to restrictions contained in this Agreement and the Plan for a period (the “Restricted Period”) commencing on the Grant Date and ending as to [ ] or, if earlier, upon (a) the Director’s Retirement (as defined below), death or Disability (as defined below), as provided in paragraph 4 below or (b) a Change in Control (as defined in the Plan) of the Company, as provided in paragraph 4 below.

3.	Restrictions. The shares shall be subject to the following restrictions during the Restricted Period:

•	The Shares shall be subject to forfeiture to the Company as provided in this Agreement and in the Plan.

•

The Director may not sell, transfer, pledge or otherwise encumber the Shares during the Restricted Period. Neither the right to receive the Shares nor any interest under the Plan may be transferred by the Director, and any attempted transfer shall be void.

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The Company will issue the Shares in the Director’s name, either by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. If any certificate is issued, the Director shall be required to execute and deliver to the Company a stock power relating to the Shares as a condition to the receipt of this award.

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Any securities or property (other than cash) that may be issued with respect to the Shares as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions contained in this Agreement.

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The Director shall not be entitled to receive any Shares prior to the completion of any registration or qualification of the Shares under any federal or state law or governmental rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable.

4.	Forfeiture; Lapse of Restrictions. In the event the Director resigns, declines to stand for reelection or is removed as a director of the Company during the Restricted Period, the Shares held by the Director at such time shall be immediately and irrevocably forfeited. Notwithstanding the foregoing, in the event the Director’s service on the Company’s Board of Directors terminates during the Restricted Period by reason of the Director’s Retirement, death or Disability, the restrictions with respect to all of the Shares held by the Director at such time shall lapse and the Shares shall vest as of the date of such termination of service. In the event of a Change in Control of the Company during the Restricted Period, the restrictions with respect to all of the Shares held by the Director at such time shall lapse and the Shares shall immediately vest.

For purposes of this Agreement, “Disability” shall mean the Director’s inability to perform his or her duties due to physical or mental incapacity as determined by the Company’s Nominating and Corporate Governance Committee in its sole discretion, and “Retirement” shall mean the Director’s retirement under the Company’s director retirement policy or under such other circumstances determined to constitute retirement by the Nominating and Corporate Governance Committee in its sole discretion.

5.	Rights as Shareholder. Upon issuance of the Shares, the Director shall, subject to the restrictions of this Agreement and the Plan, have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and receive any cash dividends and any other distributions thereon, unless and until the Director forfeits the Shares.

6.	Income Taxes. The Director is liable for any federal, state and local income or other taxes applicable upon the receipt of the Shares, the lapse of restrictions relating to the Shares or the subsequent disposition of any of the Shares, and the Director acknowledges that he or she should consult with his or her own tax advisor regarding the applicable tax consequences.

7.	Acknowledgment. This award of Shares shall not be effective until the Director dates and signs the form of Acknowledgment below and returns a signed copy of this Agreement to the Company. By signing the Acknowledgment, the Director agrees to the terms and conditions of this Agreement and the Plan and acknowledges receipt of a copy of the prospectus related to the Plan.

ACKNOWLEDGMENT:	APOGEE ENTERPRISES, INC.

DIRECTOR’S SIGNATURE

DATE
By:
[Name]
SOCIAL SECURITY NUMBER		[Title]

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